Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-) pertaining to Pagaya Technologies Ltd. 2023 Employee Stock Purchase Plan (the “2023 ESPP”) of our report dated April 20, 2023, with respect to the consolidated financial statements of Pagaya Technologies Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/KOST FORER GABBAY & KASIERER

September 15, 2023	A Member of Ernst & Young Global